                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) October 26th, 2001

                    NEXT GENERATION TECHNOLOGY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                            000-24941                        06-1255882
(State of                          (Commission                     (IRS Employer
incorporation)                    File Number)               Identification No.)

             33 City Centre Drive, Unit 354, Mississauga, ON L5B 2N5
          (Address of principal executive offices, including zip code)

                                 (905) 306-9671
              (Registrant's telephone number, including area code)

Item 4.           Changes in Registrant's Certifying Accountants.

            On October 26,  2001,  Altschuler,  Melvoin and Glasser LLP ("AMG"),
the independent  certified  public  accountants  for Next Generation  Technology
Holdings,  Inc., (the "Company") was dismissed,  which dismissal was approved by the Company's Board of Directors.  The reports of AMG on the Company's financial statements for either of the past two years did not contain an adverse  opinion, disclaimer of opinion or qualification or modification as to uncertainty,  audit scope or  accounting  principles.  During the  Company's  two most recent fiscal years and subsequent  period up to October 26, 2001, there were no disagreements with the former accountant on any matter of accounting  principles or practices,
financial  statement   disclosure,   or  auditing  scope  or  procedure,   which
disagreements  if not resolved to their  satisfaction  would have caused them to make  reference in connection  with their  opinion to the subject  matter of the disagreement. In light of the Company's recent acquisition and change of address of the Principal  Executive  Offices,  the Company believes it to be in its best interest to engage independent certified public accountants located in proximity to the Company's new Principal Executive Offices.

            On  October  26,  2001,  upon  receipt of  approval  of its Board of
Directors,  the  Company  engaged  BDO  Dunwoody  LLP to serve as the  Company's independent certified public accountants.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                  Exhibit 16.1 - Letter, dated October 31st, 2001 from AMG.

                                   SIGNATURES

                        Pursuant to the requirements of the Securities  Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 1, 2001

                    NEXT GENERATION TECHNOLOGY HOLDINGS, INC.

                    By:         /s/ Carl Pahapill
                                ------------------------------------------------
                    Name:       Carl Pahapill
                    Title:      President and Chief Executive Officer